Exhibit 23b

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 1997, on our audits of the consolidated financial statements of Signal Technology Corporation as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996.

                                                /s/ Coopers & Lybrand LLP

San Jose, California
January 15, 1998